                                                                   EXHIBIT 10.4

                          93.5 TIME BROKERAGE AGREEMENT


     93.5 TIME BROKERAGE AGREEMENT ("Agreement"), made this 13th day of March, 2001, by and between SPANISH BROADCASTING SYSTEM SOUTHWEST, INC., a Delaware corporation, as Licensee ("SBS-SW") and INTERNATIONAL CHURCH OF THE FOURSQUARE GOSPEL, a religious non-profit corporation, organized and existing under the laws of the State of California, as Broker ("ICFG").

     WHEREAS, SBS-SW owns and operates Radio Station KMJR (FM), Redondo Beach, California and Radio Station KNJR (FM), Ontario, California (the "Stations"), pursuant to authorizations issued by the Federal Communications Commission ("FCC").

     WHEREAS, SBS-SW wishes to retain ICFG to provide programming for the Stations that is in conformity with Stations' policies and procedures, FCC policies for time brokerage arrangements.

     WHEREAS, ICFG agrees to use the Stations to broadcast such programming of its selection, including the rebroadcast of any other station owned or operated by ICFG, that is in conformity with all rules, regulations and policies of the FCC, subject to SBS-SW's full authority to manage and control the operation of the Stations.

     WHEREAS, ICFG and SBS-SW agree to cooperate to make this Agreement work to the benefit of the public and both parties and as contemplated herein.

     NOW, THEREFORE, in consideration of the above recitals and mutual promises and covenants contained herein, the parties, intending to be legally bound, agree as follows:

SECTION 1. STATION AIR TIME

         1.1 Representations. Both ICFG and SBS-SW represent that they are legally qualified, empowered and able to enter into this Agreement and that the execution, delivery and performance hereof shall not constitute a breach or violation of any material agreement, contract or other obligation to which either party is subject or by which it is bound.

         1.2 Effective Date; Term. The effective date of this Agreement shall be the date of the signing of this Agreement as set forth above ("Effective Date"). It shall continue in force for an initial period of 60 days from the Commencement Date (as defined below) and may be extended by ICFG for two additional 60-day periods upon 30 days' prior written notice to SBS-SW. Further, ICFG shall commence broadcasting its programming on Stations at such time as it shall elect, but in no event earlier than March 31, 2001 (the "Commencement Date").

         1.3. Scope. During the term of this Agreement and any renewal thereof, SBS- SW shall make available to ICFG broadcast time upon the Stations as set forth in this Agreement. ICFG shall deliver such programming, at its expense, to the Stations' transmitter facilities or other authorized remote control points as reasonably designated by SBS-SW.
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Subject to SBS-SW's reasonable approval, as set forth in this Agreement, ICFG shall provide programming of ICFG's selection complete with commercial matter, news, public service announcements and other suitable programming to SBS-SW up to one hundred sixty-eight hours per week.

         1.4 Consideration. As consideration for the air time made available hereunder ICFG shall make payments to SBS-SW as set forth in Attachment 1.

         1.5 SBS-SW Operation of Stations. SBS-SW will have full authority, power and control over the management and operations of the Stations during the term of this Agreement and during any renewal of such term. SBS-SW will bear all responsibility for Stations compliance with all applicable provisions of the Communications Act of 1934, as amended (the "Act"), the rules, regulations and policies of the FCC and other applicable laws. SBS-SW shall be solely responsible for and pay in a timely manner all operating costs of the Stations, including but not limited to, maintenance of the studio and transmitting facilities and costs of electricity, except that ICFG shall be responsible for the costs of its programming as provided in Sections 1.7 and 2.3 hereof. SBS-SW shall employ at its expense management level and other employees consisting of a General Manager and such operational and other personnel as outlined in the budget previously provided to ICFG, who will direct the day-to-day operations of the Stations, and who will report to and be accountable to SBS-SW. SBS-SW shall be responsible for the salaries, taxes, insurance and related costs for all personnel employed by the Stations and shall maintain insurance satisfactory to ICFG covering the Stations' transmission facilities.

         1.6 SBS-SW Representation and Warranties. SBS-SW represents and warrants as follows:

            (a) SBS-SW owns and holds or will hold all licenses and other permits and authorizations necessary for the operation of the Stations, and such licenses, permits and authorizations are and will be in full force and effect throughout the term of this Agreement. There is not now pending, or to SBS-SW's best knowledge, threatened, any action by the FCC or by any other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations. SBS-SW is not in material violation of any statute, ordinance, rule, regulation, policy, order or decree of any federal, state or local entity, court or authority having jurisdiction over it or the Stations, which would have an adverse effect upon the SBS-SW, the Stations or upon SBS-SW's ability to perform this Agreement. All reports and applications required to be filed with the FCC or any other governmental body have been, and during the course of the term of this Agreement or any renewal thereof, will be filed in a timely and complete manner. During the term of this Agreement and any renewal thereof, SBS-SW shall not dispose of, transfer, assign or pledge any of licensee's assets and properties except with the prior written consent of ICFG, if such action would adversely affect SBS-SW's performance hereunder or the business and operations of SBS-SW or the Stations permitted hereby.


            (b) SBS-SW shall pay, in a timely fashion, all of the expenses incurred in operating the Stations including salaries and benefits of its employees, lease payments, utilities, taxes, programming expenses, etc., (except those for which a good faith dispute has

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

been raised with the vendor or taxing authority): shall provide ICFG with a certificate of such timely payment within thirty (30) days of the end of each month.

         1.7 ICFG Responsibility. ICFG shall be solely responsible for any expenses incurred in the origination and/or delivery of programming from any remote location and for any publicity or promotional expenses incurred by ICFG, including, without limitation, ASCAP and BMI music license fees for all programming provided by ICFG. Such payments by ICFG shall be in addition to any other payments to be made by ICFG under this Agreement.

         1.8 Contracts. ICFG will enter into no third-party contracts, leases or agreements which will bind SBS-SW in any way except with SBS-SW's prior written approval, such approval shall not be unreasonably withheld.

         1.9 Stations Operations. With respect to the operation of the Stations, SBS- SW shall notify ICFG prior to: (i) making any changes in management personnel; (ii) entering into any material contractual obligations in excess of $10,000 individually or $50,000 in the aggregate; (iii) purchasing equipment with value in excess of $25,000; or (iv) making any other material changes in the operation of the Stations.

SECTION 2. STATION'S OBLIGATION TO ITS COMMUNITY OF LICENSE

         2.1. SBS-SW Authority. Notwithstanding any other provision of this Agreement, ICFG recognizes that SBS-SW has certain obligations to broadcast programming to meet the needs and interests of its community of license. From time to time the SBS-SW shall air specific programming on issues of importance to the local community. Nothing in this Agreement shall abrogate the unrestricted authority of the SBS-SW to discharge its obligations to the public and to comply with the Act and the rules and policies of the FCC.

         2.2. Additional SBS-SW Obligations. Although both parties shall cooperate in the broadcast of emergency information over the Stations, SBS-SW shall also retain the right to interrupt ICFG's programming in case of an emergency or for programming which, in the reasonable good faith judgment of SBS-SW, is of greater local or national public importance. SBS-SW shall also coordinate with ICFG the Stations' hourly station identification and any other announcements required to be aired by FCC rules. SBS-SW shall continue to maintain a main studio, as that term is defined by the FCC, within each Stations' principal community contour, shall maintain its local public inspection file in accordance with FCC rules, regulations and policies, and shall prepare and place in such inspection file or files in a timely manner all material required by Section 73.3526 of the FCC's Rules. ICFG shall, upon request by SBS-SW, provide SBS-SW with such information concerning ICFG's programs and advertising as is necessary to assist SBS-SW in the preparation of such information. SBS-SW shall also maintain the station logs, receive and respond to telephone inquiries, and control and oversee any remote control point which may be established for the Stations.

         2.3 Responsibility for Employees and Expenses. ICFG shall employ and be solely responsible for the salaries, taxes, insurance and related costs for all personnel used in the

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production of its programming (including, but not limited to, salespeople, technical staff, traffic personnel, board operators and programming staff). SBS-SW will provide and be responsible for the Stations' personnel necessary for the broadcast transmission of its own programs (including, without limitation, the Stations' General Manager and such operational and other personnel as may be necessary or appropriate), and will be responsible for the salaries, taxes, benefits, insurance and related costs for all SBS-SW's employees used in the broadcast transmission of its programs and necessary to other aspects of Stations' operation subject to reimbursement pursuant to Section 1.7(b) hereof. Whenever on the Stations' premises, all personnel shall be subject to the overall supervision of SBS-SW's General Manager.

SECTION 3. STATION'S PROGRAMMING POLICIES

         3.1 Broadcast Stations Programming Policy Statement. SBS-SW has adopted and will enforce a Broadcast Stations Programming Policy Statement (the "Policy Statement"), a copy of which appears as Attachment 2 hereto and which may be amended in a reasonable manner from time to time by SBS-SW upon notice to ICFG. ICFG agrees and covenants to comply in all material respects with the Policy Statement, to all rules and regulations of the FCC, and to all changes subsequently made by SBS-SW or the FCC. ICFG shall furnish or cause to be furnished the artistic personnel and material for the programs as provided by this Agreement and all programs shall be prepared and presented in conformity with the rules, regulations and policies of the FCC and with the Policy Statement set forth in Attachment 3 hereto. All advertising spots and promotional material or announcements shall comply with applicable federal, state and local regulations and policies and shall be produced in accordance with quality standards established by ICFG. If SBS-SW reasonably determines that a program supplied by ICFG is unsatisfactory or unsuitable or contrary to the public interest, or does not comply with the Policy Statement it may, upon prior written notice to ICFG, suspend or cancel such program without liability to ICFG. SBS-SW will use all reasonable efforts to provide such written notice to ICFG prior to the suspension or cancellation of such program.

         3.2 SBS-SW Control of Programming. ICFG recognizes that SBS-SW has full authority to control the operation of the Stations. The parties agree that SBS-SW's authority includes but is not limited to the right to reject or refuse such portions of ICFG's programming which SBS-SW reasonably believes to be unsatisfactory, unsuitable or contrary to the public interest. ICFG shall have the right to change the programming supplied to SBS-SW and shall give SBS-SW at least twenty-four (24) hours notice of substantial and material changes in such programming.

         3.3 ICFG Compliance with Copyright Act. ICFG represents and warrants to SBS-SW that ICFG has full authority to broadcast its programming on the Stations, and that ICFG shall not broadcast any material in violation of the Copyright Act. All music supplied by ICFG shall be: (i) licensed by ASCAP, SESAC or BMI; (ii) in the public domain; or (iii) cleared at the source by ICFG. SBS-SW will maintain ASCAP, BMI and SESAC licenses as necessary. The right to use the programming and to authorize its use in any manner shall be and remain vested in ICFG.


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         3.4 Sales. ICFG shall retain all revenues from the sale of advertising time within the programming it provides to SBS-SW. ICFG shall be responsible for payment of the commissions due to any national sales representative engaged by it for the purpose of selling national advertising which is carried during the programming it provides to SBS-SW.

         3.5 Payola. ICFG agrees that it will not accept any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, material, supplies or other merchandise, services or labor (collectively "Consideration"), whether or not pursuant to written contracts or agreements between ICFG and merchants or advertisers, unless the payer is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Act and FCC requirements. ICFG agrees to annually, or more frequently at the request of the SBS-SW, execute and provide SBS-SW with a Payola Affidavit from each of its employees involved with the Stations substantially in the form attached hereto as Attachment 3.

         3.6 Cooperation on Programming. SBS-SW shall, on a regular basis, cooperate with ICFG to assess the issues of concern to its community and address those issues in its public service programming. ICFG, in cooperation with SBS-SW, will endeavor to ensure that programming responsive to the needs and interests of the community of license and surrounding area is broadcast, in compliance with applicable FCC requirements. SBS-SW will describe those issues and the programming that is broadcast in response to those issues and place issues/programs lists in the Stations' public inspection files as required by FCC rules. Further, SBS-SW may request, and ICFG shall provide, information concerning such of ICFG's programs as are responsive to community issues so as to assist SBS-SW in the satisfaction of its public service programming obligations.

         3.7 Staffing Requirements. SBS-SW will be in full compliance with the main studio staff requirements as specified by the FCC.

SECTION 4. INDEMNIFICATION

         4.1 ICFG's Indemnification. ICFG shall indemnify and hold harmless SBS-SW from and against any and all claims, losses, costs, liabilities, damages, forfeitures and expenses (including reasonable legal fees and other expenses incidental thereto) of every kind, nature and description (collectively, "Damages") resulting from(i) ICFG's breach of any representation, warranty, covenant or agreement contained in this Agreement, or (ii) any action taken by ICFG or its employees and agents with respect to the Stations, or any failure by ICFG or its employees and agents to take any action with respect to the Stations, including, without limitation, Damages relating to violations of the Act or any rule, regulation or policy of the FCC, slander, defamation or other claims relating to programming provided by ICFG and ICFG's broadcast and sale of advertising time on the Stations.

         4.2 SBS-SW's Indemnification. SBS-SW shall indemnify and hold harmless ICFG from and against any and all claims, losses, consents, liabilities, damages, FCC forfeitures

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and expenses (including reasonable legal fees and other expenses incidental thereto) of every kind, nature and description, arising out of SBS-SW's operations and broadcasts to the extent permitted by law and any action taken by the SBS-SW or its employees and agents with respect to the Stations, or any failure by SBS-SW or its employees and agents to take any action with respect to the Stations.

         4.3 Limitation. Neither SBS-SW nor ICFG shall be entitled to indemnification pursuant to this section unless such claim for indemnification is asserted in writing delivered to the other party.

         4.4 Time Brokerage Challenge. If this Agreement is challenged at the FCC, whether or not in connection with the Stations' license renewal applications, counsel for SBS- SW and counsel for ICFG shall jointly defend the Agreement and the parties' performance thereunder throughout all FCC proceedings at the sole expense of ICFG. If portions of this Agreement do not receive the approval of the FCC Staff, then the parties shall reform the Agreement as necessary to satisfy the FCC Staff s concerns or, at ICFG's option and expense, seek reversal of the Staff s decision and approval from the full Commission or a court of law.

SECTION 5. ACCESS TO BROKER MATERIALS AND CORRESPONDENCE

         5.1 Political Advertising. ICFG shall cooperate with SBS-SW to assist SBS- SW in complying with all rules of the FCC regarding political broadcasting. SBS-SW shall promptly supply to ICFG, and ICFG shall promptly supply to SBS-SW, such information, including all inquiries concerning the broadcast of political advertising, as may be necessary to comply with FCC rules and policies, including the lowest unit rate, equal opportunities, reasonable access, political file and related requirements of federal law. SBS-SW, in consultation with ICFG, shall develop a statement which discloses its political broadcasting policies to political candidates, and ICFG shall follow those policies and rates in the sale of political programming and advertising. In the event that ICFG fails to satisfy the political broadcasting requirements under the Act and the rules and regulations of the FCC and such failure inhibits SBS-SW in its compliance with the political broadcasting requirements of the FCC, then to the extent reasonably necessary to assure such compliance, ICFG shall release broadcast time and/or advertising availabilities to SBS-SW at no cost to SBS-SW; provided, however, that all revenues realized by SBS-SW as a result of such a release of advertising time shall be immediately paid to ICFG.

SECTION 6. TERMINATION AND REMEDIES UPON DEFAULT

         6.1 Termination. In addition to other remedies available at law or equity, this Agreement may be terminated as set forth below by either SBS-SW or ICFG by written notice to the other, if the party seeking to terminate is not then in material default or breach hereof, upon the occurrence of any of the following:

               (a) subject to the provisions of Section 7.9, this Agreement is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or

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court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review;

               (b) the other party is in material breach of its obligations hereunder and has failed to cure such breach within thirty (30) days of notice from the non-breaching party;

               (c) the mutual consent of both parties;

               (d) there has been a material change in FCC rules, policies or precedent that would cause this Agreement to be in violation thereof and such change is in effect and not the subject of an appeal or further administrative review and this Agreement cannot be reformed, in a manner acceptable to Buyer and Seller, to remove and/or eliminate the violation; and

               (e) upon ICFG's prior thirty (30) day's notice to SBS-SW to discontinue this Agreement.

Further, if this Agreement terminates due to a material uncured breach by SBS, that certain Asset Purchase Agreement, dated November 2, 2000, by and between ICFG and Spanish Broadcasting System, Inc., as amended, shall also terminate.

         6.2 Force Majeure. Any failure or impairment of the Stations' facilities or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities, in whole or in part, for broadcast, due to circumstances of extraordinary and unpreventable character that are beyond the reasonable control of, and are unforeseen by, SBS-SW, including, but not limited to, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, flood, fire, earthquake, storm, or for power reductions necessitated for maintenance of the Stations or for maintenance of other stations located on the tower from which the Stations will be broadcasting, shall not constitute a breach of this Agreement and SBS-SW will not be liable to ICFG for reimbursement or reduction of the consideration owed to SBS-SW.

         6.3 Other Agreements. During the term of this Agreement or any renewal hereof, SBS-SW will not enter into any other time brokerage, program provision, local management or similar agreement with any third party.


SECTION 7. MISCELLANEOUS

         7.1 Assignment.

               (a) SBS-SW's Right to Assign. SBS-SW shall have the unrestricted right to assign its interest herein to any purchaser of radio stations.


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


               (b) ICFG's Right to Assign. ICFG shall have no right to assign to any person or entity.

               (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         7.2 Call Letters. Upon request of ICFG and at ICFG's expense and subject to the consent of the SBS-SW, SBS-SW shall apply to the FCC for authority to change the call letters of the Stations (with the consent of the FCC) to such call letters that ICFG shall reasonably designate. SBS-SW must coordinate with ICFG any proposed changes to the call letters of the Stations before the SBS-SW takes any action to change such letters.

         7.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         7.4 Entire Agreement. This Agreement and the Attachments hereto, embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties.

         7.5 Taxes. SBS-SW and ICFG shall each pay its own ad valorem taxes, if any, which may be assessed on such party's respective personal property for the periods that such items are owned by such party. ICFG shall pay all taxes, if any, to which the consideration specified in Section 1.5 herein is subject, provided that SBS-SW is responsible for payment of its own income taxes.

         7.6 Headings. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         7.7 Governing Law. The obligations of SBS-SW and ICFG are subject to applicable federal, state and local law, rules and regulations, including, but not limited to, the Act and the Rules and Regulations of the FCC. The construction and performance of the Agreement will be governed by the laws of the State of California.

         7.8 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) sent by telecopy (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

                      To SBS-SW:            Mr. Raul Alarcon, Jr.
                      ---------
                                            Spanish Broadcasting System, Inc.


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                                            2601 South Bayshore Drive
                                            Penthouse II
                                            Coconut Grove, Florida  33133
                                            Telecopy:  (305) 444-2179
                                            Telephone:  (305) 441-6901

                      Copy to:              Jason L. Shrinsky, Esq.
                      -------
                                            Kaye Scholer LLP
                                            901 15th Street, N.W.
                                            Suite 1100
                                            Washington, D.C.  20005
                                            Telecopy:  (202) 682-3580
                                            Telephone:  (202) 682-3506

                      To ICFG:              International Church of the
                      -------               the Foursquare Gospel

                                            1910 West Sunset Blvd
                                            Los Angeles, California  90026-0176
                                            ATTN:  Brent R. Morgan
                                            Telecopy:  (213) 989-4565
                                            Telephone:  (213) 989-4360

                      Copy to:              Farrand Cooper P.C.
                      -------               235 Montgomery Street, Suite 905
                                            San Francisco, California  94104
                                            ATTN:  Stephen R. Farrand, Esq.
                                            Telecopy:  (415) 677-2950
                                            Telephone:  (415) 399-3903

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 7.8.

         7.9 Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. In the event that the FCC alters or modifies its rules or policies in a fashion which would raise substantial and material question as to the validity of any provision of this Agreement, the parties hereto shall negotiate in good faith to revise any such provision of this Agreement with a view toward assuring compliance with all then existing FCC rules and policies which may be applicable, while attempting to preserve, as closely as possible, the intent of the parties as embodied in the provision of this Agreement which is to be so modified.

         7.10 Specific Performance. The parties recognize that in the event SBS-SW should refuse to perform under the provisions of this Agreement, monetary damages alone will

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not be adequate. In the event that ICFG is not itself in material default or breach of this Agreement, ICFG shall therefore be entitled to obtain specific performance of all terms of this Agreement. In the event of any action to enforce this Agreement, SBS-SW hereby waives the defense that there is an adequate remedy at law.

         7.11 Arbitration. ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE AND PROCEDURAL LAW OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES) AND SHALL BE RESOLVED AT LOS ANGELES, CALIFORNIA BY ARBITRATION BEFORE A RETIRED JUDGE OF THE CALIFORNIA COURTS ASSOCIATED WITH JAMS MUTUALLY ACCEPTABLE TO THE PARTIES, OR, FAILING AGREEMENT BY THE PARTIES, APPOINTED BY THE PRESIDING JUDGE OF THE COURT OF GENERAL JURISDICTION IN THE COUNTY OF LOS ANGELES, CALIFORNIA. SUCH ARBITRATION SHALL BE COMMENCED UPON THE WRITTEN REQUEST OF ANY PARTY, AND SHALL BE CONDUCTED ON A CONFIDENTIAL BASIS. WITHOUT LIMITING ANY OTHER POWERS OF THE ARBITRATOR, THE ARBITRATOR SHALL HAVE THE AUTHORITY OF A JUDGE PRO TEM WITH THE AUTHORITY TO ISSUE EQUITABLE ORDERS, INCLUDING ANY EX PARTE ORDERS, DEEMED NECESSARY OR APPROPRIATE UNDER THE CIRCUMSTANCES. ARBITRATION SHALL BE CONDUCTED AS A TRIAL BY THE COURT APPLYING THE SUBSTANTIVE AND PROCEDURAL LAW OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO ITS CONFLICT OF LAW RULES) WITH A WRITTEN STATEMENT OF DECISION. JUDGMENT UPON THE ARBITRATOR'S AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. BOTH PARTIES EXPRESSLY SUBMIT AND AGREE TO THE JURISDICTION AND VENUE AS PROVIDED HEREIN. THE PARTIES SHALL EQUALLY SHARE AND PAY THE ARBITRATOR'S FEES AND RELATED COSTS. EACH PARTY SHALL BEAR ITS OWN ATTORNEYS' FEES AND COSTS INCURRED IN CONNECTION WITH ANY SUCH ARBITRATION AND ANY APPEAL THEREFROM.

          /s/ BM                                /s/ RA
        -----------------                   -------------------
        ICFG - initials                     SBS-SW - initials




         7.12 No Joint Venture. Nothing in this Agreement shall be deemed to create a joint venture between SBS-SW and ICFG.

                            [signature page follows]




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                    SPANISH BROADCASTING SYSTEM
                                    SOUTHWEST, INC.


                                    By: /s/ RAUL ALARCON, JR.
                                        ----------------------------------
                                            Raul Alarcon, Jr.


                                    INTERNATIONAL CHURCH OF THE
                                    FOURSQUARE GOSPEL


                                    By:  /s/  BRENT MORGAN
                                        ----------------------------------
                                            Brent R. Morgan


ACKNOWLEDGED AND AGREED TO
AS TO SECTION 6.1(e) ONLY:

SPANISH BROADCASTING SYSTEM, INC.



By: /s/ RAUL ALARCON, JR.
   -----------------------------------
        Raul Alarcon, Jr.



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                                  ATTACHMENT 1

                                  CONSIDERATION

                                      None.








                                       12
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                                  ATTACHMENT 2

                 BROADCAST STATION PROGRAMMING POLICY STATEMENT


The following sets forth the policies generally applicable to the presentation of programming and advertising over Stations KMJR (FM), Los Angeles, California and KNJR (FM), Los Angeles, California. All programming and advertising broadcast by the Stations must conform to these policies and to the provisions of the Communications Act of 1934, as amended (the "Act"), and the Rules and Regulations of the Federal Communications Commission ("FCC").

Stations' Identification

The Stations must broadcast a Stations identification announcement once an hour as close to the hour as feasible in a natural breach in the programming. The announcement must include (1) the Stations' call letters, followed immediately by (2) the Stations' city of license.

Broadcast of Telephone Conversations

Before recording a telephone conversation for broadcast or broadcasting such a conversation simultaneously with its occurrence, any party to the call must be informed that the call will be broadcast or will be recorded for later broadcast, and the party's consent to such broadcast must be obtained. This requirement does not apply to calls initiated by the other party which are made in a context in which it is customary for the Stations to broadcast telephone calls.

Sponsorship Identification

When money, service or other valuable consideration is either directly or indirectly paid or promised as part of an arrangement to transmit any programming, the Stations at the time of broadcast shall announce (1) that the matter is sponsored, either whole or in part; and (2) by whom or on whose behalf the matter is sponsored. Products or services furnished to the Stations in consideration for an identification of any person, product, service, trademark or brand name shall be identified in this manner.

In the case of any political or controversial issue broadcast for which any material or service is furnished as an inducement for its transmission, an announcement shall be made at the beginning and conclusion of the broadcast stating (1) the material or service that has been furnished; and (2) the person(s) or association(s) on whose behalf the programming is transmitted. However, if the broadcast is 5 minutes duration or less, the required announcement need only be made either at its beginning or end.

Prior to any sponsored broadcast involving political matters or controversial issues, the Stations shall obtain a list of the chief executive officers, members of the executive committee or board of

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

directors of the sponsoring organization and shall place this list in the Stations' public inspection files.

Payola/Plugola

The Stations, the personnel, or ICFG shall not accept or agree to accept from any person any money, service or other valuable consideration for the broadcast of any matter unless such fact is disclosed to the Stations so that all required Stations identification announcements can be made. All persons responsible for station programming must, from time to time, execute such documents as may be required by Stations' management to confirm their understanding of and compliance with the FCC's sponsorship identification requirements.

Rebroadcasts

The Stations shall not rebroadcast the signal of any other broadcast Stations without first obtaining such Stations' prior written consent to such rebroadcast.

Fairness

The Stations shall seek to afford coverage to contrasting viewpoints concerning controversial issues of public importance.

Personal Attacks

The Stations shall not air attacks upon the honesty, character, integrity or like personal qualities of any identified person or group. If such an attack should nonetheless occur during the presentation of views on a controversial issue of public importance, those responsible for programming shall submit a tape or transcript of the broadcast to station management and to the person attacked within 48 hours, and shall offer the person attacked a reasonable opportunity to respond.

Political Editorials

Unless specifically authorized by Stations' management, the Stations shall not air any editorial which either endorses or opposes a legally qualified candidate for public office.

Political Broadcasting

All "uses" of the Stations by legally qualified candidates for elective office shall be in accordance with the Act and the FCC's Rules and policies, including without limitation, equal opportunities requirements, reasonable access requirements, lowest unit charge requirements and similar rules and regulations.

Obscenity and Indecency




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

The Stations shall not broadcast any obscene material. Material is deemed to be obscene if the average person, applying contemporary community standards in the local community, would find that the material, taken as a whole, appeals to the prurient interest; depicts or describes in a patently offensive way sexual conduct specifically defined by applicable state law; and taken as a whole, lacks serious literary, artistic, political or scientific value.

The Stations shall not broadcast any indecent material outside of the periods of time prescribed by the FCC. Material is deemed to be indecent if it includes language or material that, in context, depicts or describes, in terms patently offensive as measured by contemporary community standards for the broadcast medium, sexual or excretory activities or organs.

Billing

No entity which sells advertising for airing on the Stations shall knowingly issue any bill, invoice or other document which contains false information concerning the amount charged or the broadcast of advertising which is the subject of the bill or invoice. No entity which sells advertising for airing on the Stations shall misrepresent the nature or content of aired advertising, nor the quantity, time of day, or day on which such advertising was broadcast.

Contests

Any contests conducted on the Stations shall be conducted substantially as announced or advertised. Advertisements or announcements concerning such contests shall fully and accurately disclose the contest's material terms. No contest description shall be false, misleading or deceptive with respect to any material term.

Hoaxes

The Stations shall not knowingly broadcast false information concerning a crime or catastrophe.

Emergency Information

Any emergency information which is broadcast by the Stations shall be transmitted immediately.

Lottery

The Stations shall not advertise or broadcast any information concerning any lottery (except approved state lotteries). The Stations may advertise and provide information about lotteries conducted by non-profit groups, governmental entities and in certain situations, by commercial organizations, if and only if there is no state or local restriction or ban on such advertising or information and the lottery is legal under state or local law. Any and all lottery advertising must first be approved by Stations' management.

Advertising




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




The Stations shall comply with all federal, state and local laws concerning advertising, including without limitation, all laws concerning misleading advertising, and the advertising of alcoholic beverages.

Programming Prohibitions

Knowing broadcast of the following types of programs and announcements is prohibited.

          False Claims. False or unwarranted claims for any product or service.

          Unfair Imitation. Infringements of another advertiser's rights through plagiarism or unfair imitation of either program idea or copy, or any other unfair competition.

          Commercial Disparagement. Any unfair disparagement of competitors or competitive goods.

          Profanity. Any programs or announcements that are slanderous, obscene, profane, vulgar, repulsive or offensive, as evaluated by Stations' management.

          Violence. Any programs which are excessively violent.

          Unauthorized Testimonials. Any testimonials which cannot be authenticated.




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




                                  ATTACHMENT 3


                                PAYOLA STATEMENT

                            FORM OF PAYOLA AFFIDAVIT


City of _________________                          )
                                                   )
County of_______________                           )    ss:
                                                   )
State of_________________                          )


                          ANTI-PAYOLA/PLUGOLA AFFIDAVIT


__________________________________, being first duly sworn, deposes and says as follows:

1.   He/She is ______________________ for __________________.

2.   He/She has acted in the above capacity since ________________.

3. No matter has been broadcast by Stations ______ for which service, money or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted, by him/her from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

4. So far as he/she is aware, no matter has been broadcast by Stations _____ for which service, money or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted by Stations _______ or by any independent contractor engaged by Stations ______ in furnishing programs, from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

5. In the future, he/she will not pay, promise to pay, request or receive any service, money, or any other valuable consideration, direct or indirect, from a third party, in exchange for the influencing of, or the attempt to influence, the preparation of presentation of broadcast matter on Stations
     ______.

6. Nothing contained herein is intended to, or shall prohibit receipt or acceptance of anything with the expressed knowledge and approval of my employer, but henceforth any such approval must be given in writing by someone expressly authorized to give such approval.

7. He/She, his/her spouse and immediate family do ___ do not ___ have any present direct or indirect ownership interest in (other than an investment in a corporation whose stock is publicly held), serve as an officer or director of, whether with or without compensation, or serve as an employee of, any person, firm or corporation engaged in:

     1.   The publishing of music;

     2. The production, distribution (including wholesale and retail sales outlets), manufacture or exploitation of music, films, tapes, recordings or electrical transcription of any program material intended for radio broadcast use;

     3. The exploitation, promotion or management or persons rendering artistic, production and/or other services in the entertainment field;

     4. The ownership or operation of one or more radio or television stations;

     5.   The wholesale or retail sale of records intended for public purchase;

     6. Advertising on Stations _____, or any other station owned by its licensee (excluding nominal stockholdings in publicly owned companies).

     8. The facts and circumstances relating to such interest are none ___ as follows ___:

        _______________________________________________________________

        _______________________________________________________________



                             __________________________________
                             Affiant

Subscribed and sworn to before me
this _____ day of ____________, 200__


___________________________
Notary Public
My Commission expires:_____________



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